Exhibit 10.3

EATON VANCE CORP. ANNUAL PERFORMANCE INCENTIVE PLAN FOR NON-COVERED EMPLOYEES

1. PURPOSE

     The purpose of the Plan is to attract, retain and motivate employees by providing performance awards to designated employees of the Company or its Subsidiaries. This Plan document memorializes and amends the terms of the annual performance incentive program sponsored by the Company for non-covered employees. This Plan document is effective as of November 1, 2008, as approved by the Board of Directors and voting shareholders of the Company. Covered Employees are not entitled to participate in this Plan, as they are subject to the terms of the Eaton Vance Corp. Executive Performance-Based Compensation Plan (“Covered Plan”).

2. DEFINITIONS.

     Unless the context otherwise requires, the words which follow shall have the following meaning:

(a)	“Board” – shall mean the Board of Directors of the Company.

(b)	“Code” – shall mean the Internal Revenue Code of 1986, as amended and any successor thereto.

(c)	“Code Section 409A” – shall mean Section 409A of the Code and the regulations and guidance promulgated thereunder.

(d)	“Company” – shall mean Eaton Vance Corp. and any successor entity by merger, consolidation or otherwise.

(e)	“Compensation Committee” – shall mean the Compensation Committee of the Board.

(f)	“Committee” – shall mean the members of Company management to whom the Compensation Committee, by specific act or practice, has delegated responsibility for administering this Plan.

(g)	“Covered Employee” – shall mean a “Covered Employee” determined under Code Section 162(m), or an employee who has been granted an Award Agreement under the Covered Plan.

(h)	“Participant” – shall mean members of executive management, excluding covered employees, and senior staff of the Company (determined in accordance with the Company’s normal policies and practices) or such other employee of the Company or any Subsidiary selected, in accordance with Section 4 hereof, to be eligible to receive a Performance Award in accordance with this Plan.

(i)	“Performance Award” – shall mean the amount paid or payable under Sections 6 hereof.

(j)	“Performance Period” – shall mean a period of not more than one Plan Year (as specified by the Committee).

(k)	“Plan” – shall mean this Eaton Vance Corp. Annual Performance Incentive Plan for Non- Covered Employees.

(l)	“Plan Year” – shall mean a fiscal year of the Company, which commences on November 1 of each year and ends the next following October 31.

(m)	“Subsidiary” – shall mean Eaton Vance Management, Eaton Vance Distributors and Eaton Vance Investment Counsel and such other entity as may be designated by the Committee for participation in the Plan.

3.	ADMINISTRATION AND INTERPRETATION OF THE PLAN.

     The Plan shall be administered by the Committee which shall have the authority and responsibility to: (i) interpret the Plan; (ii) approve and notify designated Participants prior to the end of the Plan Year; (iii) review and approve the timing and form of amounts to be paid out under the Plan and the conditions for payment thereof; (iv) adopt, amend and rescind rules and regulations relating to the Plan; and (v) make all other determinations and take all other actions necessary or desirable for the Plan’s administration, including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry the Plan into effect.

     The Committee is required on an annual basis to make a presentation to the Compensation Committee for their consideration, and if appropriate, approval of the following items: (i) methodology of calculating the annual bonus pool, (ii) actual calculation of bonus pool, (iii) historical data, review of compensation studies, and analysis as requested (e.g. largest year-over-over year increase and decrease by individual participant, compensation studies from independent third parties, etc.), and (iv) the approval of the bonus pool.

     All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company.

     To the extent permitted by applicable law and not inconsistent with the Certificate of Incorporation and Bylaws of the Company, the Company and its Subsidiaries, as applicable, shall indemnify and hold harmless the Committee against all expense, liability and loss (including legal fees, judgments, fines, taxes and penalties, and amounts paid in settlement) reasonably incurred or suffered in connection with the discharge of their responsibilities with respect to the Plan, except to the extent such actions are taken in bad faith or with willful misconduct; provided that any expense, liability or loss arising due to actions taken in bad faith or with willful misconduct shall not be covered under this indemnity.

4.	ELIGIBILITY AND PARTICIPATION. For each Performance Period, the Committee shall designate the employees of the Company or its Subsidiaries who are to participate in the Plan.

5.	PERFORMANCE AWARD PROGRAM.

     5.1 PERFORMANCE AWARDS. Subject to the satisfaction of any conditions on payment imposed by the Committee pursuant to the terms of this Plan, each Participant shall be eligible to receive a Performance Award based upon his or her performance during a Performance Period.

     5.2 BONUS POOL. Each Plan Year a Bonus Pool shall be established from which Performance Awards under this Plan shall be made. The Bonus Pool for each Plan Year shall be a percentage of “adjusted operating income,” and such pool shall be reduced by awards granted to Covered Employees under the Covered Plan. Adjusted operating income shall be determined in accordance with the Company’s normal procedures, with such adjustments including but not limited to add-backs for Bonus Pool accruals, stock based compensation, closed-end structuring fees and other similar non-recurring items as determined by the Committee. The Committee shall determine the Bonus Pool available for a Fiscal Year and shall present its finding for review and approval by the Compensation Committee.

     5.3 PAYMENT DATE; COMMITTEE REVIEW. Performance Awards will be paid in a single lump sum payment (net of all taxes and applicable withholdings) as soon as reasonably practicable following the end of the Plan Year for which such Performance Award is paid, but in no event later than the date that is 2½ months following the close of the Plan Year for which such Performance Award is paid.

6.	PERFORMANCE AWARDS—SPECIAL RULES.

     6.1 Except as set forth in this Section 6, no Performance Award shall be made to any Participant who is not an active employee of the Company or one of its Subsidiaries on the date the Performance Award is payable to the Participant, unless as otherwise determined by the Committee.

     6.2 The Committee, in its sole and absolute discretion, may, but is not required to make, a full, pro rata or other award to a Participant for a Performance Period, in the event that during such Performance Period (i) the Participant’s employment is terminated due to death or disability, or (ii) the Participant’s employment is terminated by the Company or Subsidiary, as applicable, without Cause (as defined in Section 2.4 of the Eaton Vance Corp. 2008 Omnibus Incentive Plan).

     6.3 Notwithstanding anything contained herein to the contrary, in all events the Company shall be obligated to pay the full amount of the Bonus Pool established for each Plan Year. Once established, in no event shall any amount of the Bonus Pool revert to the Company. The amount of Performance Awards forfeited, if any, under Section 6.1 above shall be re-distributed, on a basis as determined by the Committee, in its discretion, to all remaining Participants in the Plan who are actively employed by the Company or one of its Subsidiaries on the date the Performance Award is paid.

     In the unlikely event that no Participant is employed by the Company or one of its Subsidiaries, or no Participant is entitled to payment in accordance with Section 6.2 on the date the Performance Award is paid, the Committee shall use its discretion to determine a process for distributing the full amount of the Bonus to such Participants as it deems eligible for a distribution, using such reasonable criteria as it may establish that is consistent with applicable law, including without limitation the “short-term deferral” rules established under Code Section 409A.

7.	NON-ASSIGNABILITY. No Performance Award under the Plan or payment thereof nor any right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

8.	NO RIGHT TO EMPLOYMENT. Nothing in the Plan or in any notice of award pursuant to the Plan shall confer upon any person the right to neither continue in the employment of the Company or one of its Subsidiaries or affiliates nor affect the right of the Company or any of its Subsidiaries or affiliates to terminate the employment of any Participant.

9.	AMENDMENT OR TERMINATION. While the Company hopes to continue the Plan indefinitely, it reserves the right in its Board (or a duly authorized committee thereof) to amend, suspend or terminate the Plan or to adopt a new plan in place of the Plan at any time; provided, that no such amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant’s right to receive payment of a Performance Award for a Performance Period otherwise payable hereunder.

10.	SEVERABILITY. In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

11.	CODE SECTION 409A. Although the Company makes no guarantee with respect to the tax treatment of payments hereunder, the Plan is intended to comply with, or be exempt from, Code Section 409A and to the maximum extent permitted the Plan shall be limited, construed and interpreted in accordance with such intent.

12.	GOVERNING LAW. The Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the Commonwealth of Massachusetts (regardless of the law that might otherwise govern under applicable principles of conflict of laws). This Plan is intended to establish a bonus plan that meets the “all events test” as described in Revenue Ruling 61-127. Notwithstanding anything contained herein to the contrary, this Plan is intended to establish a binding right in the Participants to the total amount of the Bonus Pool established each year, in accordance with the terms hereof. In all events, this Plan is intended and should be construed to meet the requirements of Revenue Ruling 61-127 in establishing an annual obligation by the Company to pay out the Bonus Pool, as described herein.